Exhibit 10.6





                         COMMON STOCK PURCHASE AGREEMENT


                                     BETWEEN


                         PONCA ACQUISITION CORPORATION.

                                       AND
                 ----------------------------------------------

                __________________________, PRINCIPAL SHAREHOLDER










                         DATE: __________________, 2002

                                  COMMON STOCK
                                  ------------
                               PURCHASE AGREEMENT
                               ------------------

         This Common Stock Purchase Agreement (this "Agreement") is made as of the ________ day of ___________, 2002, between PONCA ACQUISITION CORPORATION, a Nevada corporation ("Buyer") and Paul F. Boucher ("Seller").

                                    RECITALS:

         A. Seller owns such number of shares of common stock, par value, $1.00 per share (the "Common Stock") of the outstanding stock of International Wholesale Tile, Inc., a corporation organized under the laws of the State of Florida (the "Company") as is set forth on Exhibit A, attached to and incorporated into this Agreement ("Exhibit A"). The Common Stock owned by Seller represents such percentage of the capital stock issued and outstanding of the Company as is set forth on Exhibit "A".

         B. Seller wishes to sell, and Buyer wishes to purchase, the Common Stock for such number of shares of the common stock of Buyer (the "Buyer Shares") as is set forth on Exhibit "A".

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt of which is acknowledged, it is hereby agreed as follows:

         1. Purchase and Sale of the Common Stock
            -------------------------------------

         1.1 Sale of the Common Stock. In consideration of the issuance and sale of the Buyer Shares and in reliance on the representations, warranties and undertakings of Buyer herein, Seller shall sell and transfer to Buyer on the Closing Date, and Buyer shall purchase from Seller, the Common Stock, free and clear of all liens, claims, pledges, charges, agreements, and encumbrances of any kind whatsoever ("Liens"). In consideration of the transfer and sale of the Common Stock to Buyer and in reliance on the representations, warranties and undertakings of Seller herein contained, Buyer shall sell and issue to Seller, on the Closing Date, and Seller shall purchase from Buyer, the Buyer Shares free and clear of all Liens.

         1.2 Closing. Subject to the conditions set forth below, the purchase and sale of the Common Stock shall take place at the offices of Buyer, on or before sixty (60) days after the execution of this Agreement, or at such other time and place as Buyer and Seller mutually agree upon in writing (which time and place are designated as the "Closing" and the "Closing Date"). If the Closing does not occur within sixty (60) days after the execution of this Agreement, either party may terminate this Agreement by providing the other party written notice of such termination. At the Closing, Buyer shall deliver to Seller, a stock certificate in the name of Seller representing the Buyer Shares (which shall have endorsed thereon the legend referred to in Section 2.5 hereof. At the Closing, Seller shall deliver to Buyer a stock certificate in the name of Buyer representing the Common Stock owned by Seller free of any legends (except for the legend described in Section 2.5 hereof) or Liens of any kind, together with stock powers executed by him with the signatures thereon guaranteed by a member of the New York Stock Exchange or a national bank in the United States.

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

         2. Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2) with respect to himself, except as set forth in Schedule 2.

         2.1 Organization of the Seller. The Seller is an individual.

         2.2 Authorization of Transaction. The Seller has full right, power and authority (including, if the Seller is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform the Seller's obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         2.3 Noncontravention. Except as set forth on Part 2.3 of Schedule 2, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, if the Seller is a corporation, any provision of its charter or bylaws, or other governing instruments, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, indebtedness, encumbrance, commitment, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he or it is bound or to which any of his or its assets is subject, or (C) impose any security interest on any Company Common Stock held by the Seller.

         2.4 Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         2.5 Security Matters.
             ----------------

                  (a) Seller receives the Buyer Shares for investment purposes for his own account, and not with the view to, or for resale in connection with, any distribution thereof. Seller understands that the Buyer Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of various states, by reason of a specified exemption from the registration provisions thereunder.

                  (b) Seller acknowledges that the Buyer Shares must be held indefinitely unless they are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. Seller has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about Buyer and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale. Notwithstanding the foregoing, Seller shall enter into a Lock-Up Agreement attached as Exhibit B with the Company whereby Seller agrees not to sell his/her/its Shares for a period of time specified in the Lock-Up Agreement.


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

                  (c) Seller is a sophisticated investor with knowledge and experience in business and financial matters and is able to bear the economic risk and lack of liquidity inherent in owning the Buyer Shares.

                  (d) Seller has received and carefully reviewed all Buyer's filings with Securities and Exchange Commission.

                  (e) Seller is aware that no federal or state or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement or the adequacy of the disclosure of the exhibits and schedules hereto.

                  (f) Seller understands and acknowledges that neither the Internal Revenue Service nor any other tax authority has been asked to rule on nor has it ruled on the tax consequences of the transactions contemplated hereby.

                  (g) Seller represents and covenants that he is an "Accredited Investor" as the term is defined in Rule 501(a) of Regulation D under the Securities Act.

                  (h) Seller understands that all certificates for Buyer Shares shall bear a legend in substantially the following form:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS."

         2.6 Target Shares. Except as set forth on Part 2.6 of Schedule 2, the Seller holds of record and owns beneficially the number of Target Shares set forth on Exhibit A, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Except as set forth on Part 2.6 of Schedule 2, the Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). Except as set forth on Part 2.6 of Schedule 2, the Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

         3. Representations, Warranties and Agreements of Seller as to the Company. The Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3 with respect to the Seller, except as set forth on Schedule 3, as follows:

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

         3.1 Organization, Good Standing and Qualification. The Company, is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify could have a material adverse effect on its business, properties, operations, earnings, assets, liabilities, condition (financial or otherwise) (collectively, "Condition").

         3.2 Capitalization. The authorized capital stock of the Company consists of and upon the consummation of the Closing shall consist of 1,500 shares of common stock, $1.00 par value per share, of which 1,500 are issued and outstanding. All the outstanding shares have been duly and validly issued, are fully paid and non-assessable. Except as set forth in Part 3.2 of Schedule 3, the Company does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock. There are no agreements among the shareholders of the Company with respect to the voting or transfer of the capital stock or to change control of the Company and none of its shareholders has preemptive rights. Schedule 3 hereto includes a complete and correct list as of immediately prior to the Closing, of the name of each of the Company shareholders and the number of shares of stock owned by such shareholder. Seller is the record and beneficial owner of the Common Stock, which are free and clear, and which will be at the Closing free and clear, from any Liens. Except as set forth in Part 3.2 of Schedule 3, there is not outstanding any security, option, warrant, right, agreement, understanding or commitment of any kind entitling any person or entity to acquire any of the Common Stock. The Common Stock has not been registered with the SEC or any state regulatory authority and no such registration is required.

         3.3 Authority; Execution and Delivery; Requisite Consents, Nonviolation. Seller has, and at the Closing will have, all requisite power and authority to execute, deliver and perform this Agreement and each other document or instrument executed by him, in connection herewith or therewith or pursuant hereto or thereto and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of Seller. This Agreement is duly executed and delivered by Seller and is the legal, valid and binding obligation of Seller, enforceable against him in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity. As to the Company and Seller, the execution, delivery and performance of this Agreement, the consummation by Seller of the transactions contemplated hereby and thereby (including, without limitation, the offer, sale and delivery by Seller of the Common Stock) will not (a) except as set forth in Part 3.3 of Schedule 3, require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any court or governmental authority, department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Governmental Authority") or any other individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity (collectively, a "Person"); (b) contravene (i) any requirement of law to which the Company or Seller is subject, including without limitation the securities laws of any domestic or foreign jurisdiction or the rules or regulations of any governmental entity or self regulatory body nor (ii) any judgment, decree, franchise, order or demand applicable to him or the Company; (c) conflict or be inconsistent with


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

or result in any breach of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of his or the Company's properties or assets pursuant to the terms of any indenture, mortgage, deed of trust agreement or other instrument to which the Company or Seller is a party or bound or to which the Company or Seller may be subject or violate any provision of the Company's organization documents. Neither the Company nor Seller is in default with respect to any applicable statute, rules, writ, injunction, decree, order or regulation of any Governmental Authority having jurisdiction over any of them which is likely to adversely affect their ability to perform their obligations hereunder and entering into this Agreement will not violate any of them.

         3.4 Subsidiaries. Part 3.4 of Schedule 3 sets forth (i) the name of each corporation of which the Company owns, directly or indirectly, shares of capital stock (collectively, Subsidiaries and individually, Subsidiary) (ii) the name of each corporation, partnership, joint venture or other entity (other than the Subsidiaries) in which the Company has, or pursuant to any agreement has the right to acquire at any time by any means, directly or indirectly, an equity interest or investment; (iii) in the case of each of such corporations described in clauses (i) and (ii) above, (A) the jurisdiction of incorporation, (B) the capitalization thereof and the percentage of each class of capital voting stock owned by the Company, (C) a description of any contractual limitations to vote or alienate such securities, (D) a description of any outstanding options or other rights to acquire securities of or interest in such corporation, and (E) a description of any other contractual obligation or impediment which would materially limit or impair the Company's, ownership of such entity or interest or its ability effectively to exercise the full rights of ownership of such entity or interest; and (iv) in the case of each of such unincorporated entities, information substantially equivalent to that provided pursuant to clause (iii) above with regard to corporate entities.

         Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. Each Subsidiary is duly qualified to do business as a foreign corporation in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where such failure would not have a material adverse effect on the Subsidiary's financial condition, results of operation or business. Each Subsidiary is duly qualified to do business in good standing in each jurisdiction where the nature of the business conducted by the Company or the ownership or leasing of their respective properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of the Company. All the outstanding shares of capital stock of each Subsidiary owned by the Company have been duly authorized and validly issued, are fully paid and non-assessable, and are owned of record and beneficially, directly or indirectly, by the Company, free and clear of any Liens, or other legal or equitable encumbrances, limitations or restrictions. Except as set forth in Section 3.4 of Schedule 3, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any issued or unissued shares of capital stock of any Subsidiary.

         3.5  Financial Information.
              ---------------------

                  (a) Financial Statements. Attached hereto as Part 3.5 of
Schedule 3 (the "Financial Statements") for the Company, are (a) reviewed balance sheets at December 31, 2001, December 31, 2000 and December 31, 1999 and related statements of income, changes in stockholders' equity, and cash flows for the same periods (the "Reviewed Financial Statements") and (b) unaudited balance sheets of the Company and related unaudited statements of operations, stockholders equity and cash flows for the period ended March 31, 2002 (the "Unaudited Financial Statements") and together with the Reviewed Financial Statements, (the "Historical Financial Statements"). Except as described in
Schedule 3 , the Historical Financial Statements were prepared in accordance with generally accepted accounting principles ("US GAAP") applied on a consistent basis with prior periods and, present fairly, in all material aspects, the financial position, results of operations and changes in financial position of the Company as of such dates.

                  (b) There is no Indebtedness (as defined below) or other liabilities or obligations of the Company, whether absolute, accrued, contingent or otherwise, that are required in accordance with US GAAP to be, but are not, fully reflected or reserved against in the Historical Financial Statements or in notes thereto, except for liabilities that may have arisen in the ordinary and usual course of business and consistent with past practices or which are disclosed in Part 3.5 of Schedule 3 . For this purpose, Indebtedness is defined as any contract, commitment or agreement under which it has outstanding Indebtedness or for the deferred purchase price of property in excess of US$10,000 or has the right or obligation to incur any such Indebtedness or obligation, or made any loan or advance to any person other than advances to employees for business expenses not exceeding US$10,000 in the aggregate. Indebtedness shall also mean, all obligations with respect to borrowed money, contingent and otherwise, which, in accordance with US GAAP, should be classified on the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness or performance of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise; and (iv) obligations to reimburse issuers of any letters of credit.


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


         3.6 Certain Changes or Events. Since March 31, 2002, (i) there has been no change in the Condition of the Company, except for changes which have not been, in the aggregate, materially adverse to the Company; (ii) there has been no change of Laws (as defined in Section 3.12 hereof), no revocation or change in any Contract (as defined in Section 3.8 hereof) or Permit (as defined in Section 3.12 hereof) or right to do business, and no other event or occurrence of any character, whether or not insured against, which has resulted, or could reasonably be expected to result, in a material adverse change in the Condition of the Company; (iii) the Company has not authorized or made any distributions, or declared or paid any dividends, upon or with respect to any of its capital stock, or other equity interests, nor has the Company redeemed, purchased or otherwise acquired, or issued or sold, any of its capital stock or other equity interests; (iv) Except as set forth in Part 3.6 of Schedule 3, the Company has not entered into any material transaction, other than in the ordinary course of business and consistent with past practice; (v) except as set forth in Schedule 3 the Company has not incurred any Indebtedness for borrowed money or made any loans or advances to any Person; (vi) there has been no waiver by the Company of a material right or of a material debt owed to it; (vii) the Company has not failed to satisfy or discharge any Lien, except in the ordinary course of business and which is not material to the Condition of the Company (as such business is presently conducted and as it is proposed to be conducted); and
(viii) there has been no material change in any compensation, arrangement or agreement with any employee, director, shareholders or Affiliate (as defined below). "Affiliate" of a specified Person shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified and, as to any Person that is an individual, such individual's spouse, parents, grandparents, siblings and lineal descendants.

         3.7 Title to Assets. The Company has good and marketable title to all of its assets and properties, free and clear of any Liens. With respect to any assets or properties the Company leases, the Company holds a valid and subsisting leasehold interest therein, free and clear of any Liens, is in compliance, in all material respects, with the terms of the applicable lease, and enjoys peaceful and undisturbed possession under such lease. All of the assets and properties of the Company that are necessary for the conduct of its business as presently conducted or as proposed to be conducted by the Company are in good operating condition and repair, subject to ordinary wear and tear.

         3.8 Contracts. The Company is not a party to, nor is either of its assets or properties bound by, or subject to, any contracts, agreements, notes, instruments, franchises, leases, licenses, commitments, arrangements or understandings, written or oral (collectively, "Contracts") of the following types, except for those (the "Scheduled Contracts") listed in Part 3.8 of
Schedule 3 hereto:

                  (a) any Contracts pursuant to which the Company, or another party thereto, is obligated to pay in excess of $10,000;

                  (b) any Contracts pursuant to which the Company acquired the right to use any Intellectual Property (as defined in Section 3.9 hereof) or information that is material to or necessary in the business of the Company, or pursuant to which the Company has granted to others the right to use, or which otherwise relates to, its Intellectual Property;


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

                  (c) any Contracts (other than advances of expenses to employees in the ordinary course of business) involving loans, loan agreements, debt securities, mortgages, deeds of trust, security agreements, suretyships or guarantees;

                  (d) any Contracts between the Company, on the one hand, and any of their respective officers, directors, employees or Persons that beneficially own in excess of 5% of the outstanding equity interest of the Company (each a "Principal Owner"), or any Affiliate or relative, or Affiliate of a relative, of any of the foregoing, on the other;

                  (e) any deferred compensation agreements, bonus, pension, profit sharing, stock option and incentive plans or arrangements, hospitalization, medical and insurance plans, agreements and policies, retirement and severance plans and other employee compensation policies and agreements affecting employees of the Company;

                  (f) any Contracts with any labor union affecting employees of the Company;

                  (g) any Contracts which restrict the Company from freely engaging in business or competing anywhere; or

                  (h) any Contracts which otherwise are material to the Condition of the Company.

         All of the Scheduled Contracts are in full force and effect and constitute legal, valid and binding obligations of the Company and shall be as of the Closing performed in all material respects all obligations required to be performed by it on or before the date hereof under the Scheduled Contracts, and no violation exists in respect thereof on the part of the Company or, any other party thereto; none of the Scheduled Contracts is currently being renegotiated; and the validity, effectiveness and continuation of all Scheduled Contracts will not be materially adversely affected by the transactions contemplated by this Agreement.

         3.9  Intellectual Property.
              ---------------------

                  (a) The Company owns all of the Intellectual Property (as defined below) and has all the Intellectual Property necessary to currently conduct its business and its properties. Part 3.9 of Schedule 3 hereto is a true, correct and complete list of (i) all inventions (whether patent able or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and


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development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software (including data and related documentation), (vii) all other proprietary rights, and (viii) all copies and tangible embodiments thereof (in whatever form or medium) (collectively, the "Intellectual Property") of any kind in which the Company or any of its Affiliates or Subsidiaries have an interest or which is otherwise used in, or relates to the business of the Company or ay of its Affiliates or Subsidiaries. Part 3.9 of Schedule 3 hereto contains a true, correct and complete list of all licenses or agreements that in any way affect the rights of the Company to any of the Intellectual Property or any trade secret material of the Company (the "Intellectual Property Licenses").

                  (b) The Company is the sole and exclusive owner, free and clear of all Liens, and has all right, title and interest in all of the Intellectual Property listed in Part 3.9 of Schedule 3 hereto. With respect to any Intellectual Property or trade secret necessary to conduct its business, the Company or any of its Affiliates or Subsidiaries own or have the exclusive right to use such Intellectual Property or trade secret in its business. The Company or any of its Affiliates or Subsidiaries own or possess sufficient licenses or other rights to use all Intellectual Property covered by its patents that are necessary to conduct the business of the Company or any of its Affiliates or Subsidiaries as now being conducted and as proposed to be conducted by the Company or any of its Affiliates or Subsidiaries.

                  (c) Each of the Intellectual Property Licenses is in full force and effect and constitutes a legal, valid, binding and enforceable obligation in accordance with its terms against the Company or any of its Affiliates or Subsidiaries. The Company or any of its Affiliates or Subsidiaries has performed all obligations imposed upon it under each of the Intellectual Property Licenses to which it is a party. Neither the Company nor any of its Affiliates or Subsidiaries, is in default thereunder or is there any event that with notice or lapse of time, or both, would constitute a default thereunder. The Company or any of its Affiliates or Subsidiaries have not received any notice that any other party to any of the Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. No licenses, sublicenses, covenants or agreements have been granted or entered into by the Company or any of its Affiliates or Subsidiaries in respect of any of the Intellectual Property or any trade secret material of the Company, except the Intellectual Property Licenses. No director, officer, shareholder, employee or other Affiliate of the Company or any of its Affiliates or Subsidiaries owns, directly or indirectly, in whole or in part, any of the Intellectual Property or any trade secret material of the Company or any of its Affiliates or Subsidiaries. None of the officers, employees, consultants, distributors, agents, representatives or advisors of the Company or any of its Affiliates or Subsidiaries have entered into any agreement relating to the Company's business regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than the Company.

                  (d) The consummation of the transactions contemplated hereby will not alter or impair the rights of the Company or any of its Affiliates or Subsidiaries to any of the Intellectual Property, any trade secret material to the Company or any of its Affiliates or Subsidiaries, or under any of the Intellectual Property Licenses and each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing.


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

                  (e) Neither the Company nor Seller, nor any Affiliates, officers, shareholders, directors or employees of each of them has disclosed any proprietary information relating to the Intellectual Property or the Intellectual Property Licenses to any person other than Buyer and the employees, consultants, accountants, lawyers and other advisors of the Company. Each of the Company, Seller and any Affiliates, officers, shareholders, directors or employees of each of them has at all times maintained reasonable procedures to protect and have enforced all trade secrets of the Company. Each of the Company, Seller and any Affiliates, officers, shareholders, directors or employees of each of them has disclosed trade secrets to other Persons solely as required for the conduct of the Company's business and solely under nondisclosure agreements that are enforceable by the Company. The Company or any of its Affiliates or Subsidiaries is not under any contractual or other obligation to disclose any proprietary information relating to the Intellectual Property, any trade secret material of the Company or the Intellectual Property Licenses, nor is any other party to the Intellectual Property Licenses under any such obligation to disclose proprietary information included in or relating to Intellectual Property, any trade secret material to the Company or the Intellectual Property Licenses to any Person, and no event has taken place, including the execution and delivery of this Agreement and the transactions contemplated hereby or any related change in the business activities of the Company, that would give rise to such obligation.

                  (f) Neither the Company nor Seller has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of Seller, the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party).

                  (g) With respect to each item of Intellectual Property required identified on Part 3.9 of Schedule 3: (i) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (ii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and (iii) the Company has never agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (h) No claim with respect to the Intellectual Property, any trade secret material to the Company, or any Intellectual Property License which would adversely affect the ability of the Company to conduct its business as presently conducted and as proposed to be conducted is currently pending has been asserted, or overtly threatened by any Person, nor does Seller know of any grounds for any claim against the Company, (A) to the effect that any operation or activity of the Company presently occurring or contemplated, including, inter alia, the manufacture, use or sale of any product, device, instrument, or other material made or used according to the patents or patent applications included in the Intellectual Property or Intellectual Property Licenses, infringes or misappropriates any United States or foreign copyright, patent, trademark, service mark or trade secret; (B) to the effect that any other Person infringes on the Intellectual Property or misappropriates any trade secret or know-how or other proprietary rights material to the Company; (C) challenging the ownership, validity or effectiveness of any of the Intellectual Property or trade secret material of the Company; or (D) challenging the license of the Company or other legally enforceable right under, any Intellectual Property or the Intellectual Property Licenses.

                  (i) Seller is not aware of any presently existing United States or foreign patents or any patent applications, which if issued as patents would be infringed by any activity contemplated by the Company.

                  (j) All the patents and patent applications of the Company or any of its Affiliates or Subsidiaries (the "Patents and Applications") have been properly prepared and filed on behalf of the Company or any of its Affiliates or Subsidiaries and are being diligently pursued by the Company or any of its Affiliates or Subsidiaries. The inventions described in the Patents and Applications are assigned or licensed to the Company or any of its Affiliates or Subsidiaries and no other entity or individual has any right or claim in any of the inventions, Patents and Applications or any patents to be issued therefrom. Seller is not aware of any material defects in any of the Patents and Applications which would cause any of them to be held invalid or unenforceable. There is no objection or proceeding, pending or threatened, that would affect the validity of any patent issued pursuant thereto.

                  (k) Except in connection with the prosecution of the patent applications listed on Part 3.9 of Schedule 3 hereto, there are no pending judicial or governmental proceedings, including but not limited to interferences and oppositions, relating to any of the Patents and Applications or any other proprietary information to which the Company is a party or by which any property (such term "property" specifically to include rights pursuant to licenses or options or other rights to acquire licenses) of the Company are subject, and no such proceedings are threatened or contemplated by Governmental Authorities or other Persons.

                  (l) Seller has no knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of the Company.

         3.10 Labor Relations; Employees.
              --------------------------

                  (a) Part 3.10 of Schedule 3 hereto (i) sets forth the name, date of employment, job title, the monthly compensation, and any bonuses of each regular, full-time and part-time employee of the Company as of the date hereof;
(ii) lists all employment, managerial, advisory, and consulting agreements, employee confidentiality or other agreements protecting proprietary processes, formulae, or information to which the Company is a party, and any employee handbook(s) published by the Company; (iii) lists every employee of the Company on authorized leaves of absence who has a right to return to employment, every contract employee or temporary employee; and (iv) sets forth the name, office and years of service for each officer and each director of the Company.

                  (b) To Seller's best knowledge, the Company is not in violation of any federal, state or other applicable Law respecting employment, social security or employment practices relating to its own employees or to the employees of any of its subcontractors.

                  (c) To Seller's best knowledge, the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees, (ii) there is no unfair labor practice complaint against the Company pending before any Governmental Authority, (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Company, (iv) the Company is not a party to or bound by any collective bargaining agreement and neither any grievance nor any arbitration proceeding arising out of or under a collective bargaining agreement is pending and no such claim has been asserted, (v) no labor union currently represents the employees of the Company and no labor union has taken any action with respect to organizing the employees of the Company, (vi) no key employee has informed the Company that such employee will or may terminate his or her employment or engagement with the Company and
(vii) except as otherwise described in this Agreement, there are no payments of benefits to the employees of the Company above or different from the statutory benefits corresponding under the applicable labor law.

                  (d) To Seller's best knowledge, the Company has filed or caused to be filed all social security returns required under the statutes, rules or regulations of the jurisdiction of its incorporation and all other applicable jurisdictions. All amounts shown in said returns to be due and all additional demands received prior to the date hereof have been paid in due time and all withholdings required to be made prior to the date hereof have been duly made and paid in due time. The amounts set up as accruals for social security contributions in the Financial Statements are sufficient for the payment of all accrued and not yet paid amounts.

         3.11 Litigation. Except as set forth in Part. 3.11 of Schedule 3 (i), there is no action, suit, proceeding, investigation or governmental approval process (collectively, "Actions") pending or, to the best knowledge of Seller, threatened or which could be threatened against the Company, or affecting any of the properties or assets of the Company (including, without limitation, any of its Permits) which individually or in the aggregate could have a material adverse effect on the Condition of the Company, nor is there any basis for any such Action; and (ii) there is no Action against any director, officer or employee of the Company in connection with the business of such Company which, in the event of an adverse judgment against any such Person, could have a material adverse effect on the Condition of the Company, nor is there any basis for any such Action. The foregoing includes, without limitation, any Action pending or threatened (or any basis therefor known to the Company) involving the prior employment of any employees of the Company, their use in connection with the business of the Company of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. To the best knowledge of Seller, neither the Company nor any of its respective assets or properties, nor, in connection with its business, any shareholder, director, officer or employee of the Company, is subject to any order, judgment, writ, injunction, compliance agreement, decree, ruling or decision (collectively, an "Order") of any Governmental Authority which is material to the Condition of the Company. There is no Action by the Company currently pending or which the Company intends to initiate, which is material to the Condition of the Company.

         3.12 Compliance with Laws; Permits. To the best knowledge of Seller, the Company has not violated or failed to comply with, in any material respect, any law, statute, treaty, ordinance, rule, regulation or policy, domestic or foreign, of any Governmental Authority (collectively, "Laws") to which it or any of its properties or assets is subject. The Company has all federal, state, local and foreign government licenses, permits, orders, certificates authorizations and approvals of any Governmental Authority (collectively, the "Permits") that are necessary for the conduct of its business as presently conducted except to the extent the failure to have any such Permit would not materially adversely affect the Condition of the Company; all such Permits are, and as of the Closing will be, in full force and effect; no violations or notices of failure to comply have been issued or recorded in respect of any such Permits; there are no proceedings pending, threatened, to revoke, suspend or limit any such Permit, nor is there any reasonable basis therefor. All applications, reports, notices and other documents required to be filed by the Company with all Governmental Authorities on or before the date hereof have been timely filed and are complete and correct in all material respects as filed or as amended prior to the date hereof, except to the extent the failure to timely make such filings or the incompletion of such filing would not materially adversely affect the Condition of the Company. With respect to any required Permits, applications for which are either pending or contemplated to be made pursuant to the business strategy of the Company, none of Seller or the Company knows of any reason why such Permits should not be approved and granted by the appropriate Governmental Authority. Neither the Company nor any of its officers or agents has made any illegal or improper payments to, or provided any illegal or improper inducement for, any governmental official or other Person in an attempt to influence any such Person to take or to refrain from taking any action relating to the Company. Part 3.12 of Schedule 3 lists all Permits of the Company that are required for the conduct of its business.

         3.13 Taxes. Except as set forth on Part 3.13 of Schedule 3 and to the best knowledge of Seller (i) all foreign and domestic federal, state, city, county, local and foreign income, franchise, sales, use and value added tax returns and reports, and all other tax returns, reports and statements required to be filed by the Company in those or in any other foreign or domestic jurisdiction (collectively, "Returns") have been timely filed; (ii) all such Returns are true, correct and complete in all material respects; (iii) all taxes, assessments, fees, interest, penalties and other charges of kind whatsoever (collectively, "Taxes") due or claimed to be due from the Company have been paid except to the extent properly reserved against on the Financial Statements; and (iv) no income tax return of the Company has been audited by any Governmental Authority, and there are in effect no waivers of the applicable statute of limitations for Taxes in any jurisdiction for the Company for any period.

         3.14 Books and Records. The books of account, ledgers and records of the Company accurately and completely reflect in all material respects all information relating to its business, the nature, acquisition, maintenance, location and collection of its assets, and the nature of all transactions giving rise to its obligations or accounts receivable. The minute books of the Company fully set forth all action taken by the Board of Directors, shareholders and, if any, executive board (or other committee thereof) of the Company.

         3.15 Transactions with Affiliates. Except as set forth in Part 3.15 of
Schedule 3, the Company does not have any obligation to or claim against any past or present Principal Owner of the Company, or any of such Principal Owner's Affiliates, associates or relatives, and no such Person has any obligation to or claim against the Company. All products, services or benefits provided to the Company by any such Person, or provided by the Company to any such Person, are set forth on Part 3.15 of Schedule 3 and are provided at a charge equal to the fair market value of such products, services or benefits. No past or present Principal Owner of the Company, nor any of such Principal Owner's Affiliates, associates or relatives, has any direct or indirect interest of any kind in any business or entity, which is competitive with the Company.

         3.16 Brokers or Finders. Seller has not entered into or will not enter into any agreement pursuant to which any of Buyer or the Company will be liable, as a result of the transactions contemplated by this Agreement, for any claim of any person for any commission, fee or other compensation as finder or broker.

         3.17 Employment of Officers, Employees and Consultants. No third party has any valid claim against the Company, Buyer or any Designated Person (as hereinafter defined) with respect to (a) the continued employment by, or association with, the Company, of any of the present officers or employees of or consultants to the Company (collectively, the "Designated Persons") or (b) the use, in connection with the business of the Company as presently conducted or proposed to be conducted by the Company or any of the Designated Persons of any information which the Company or any of the Designated Persons would be prohibited from using under any prior agreements or arrangements or any legal considerations applicable to unfair competition, trade secrets or proprietary information. Each employee and consultant of the Company has executed an agreement with the Company (in form and substance satisfactory to Buyer) agreeing to maintain the confidentiality of proprietary information and agreeing to assign certain inventions to the Company.

         3.18 Insurance. The Company presently maintains and has maintained in effect since its formation all the insurance policies required by applicable law or reasonably appropriate in connection with the operation of its business as presently conducted.

         3.19 Absence of Undisclosed Liabilities. The Company does not have any obligation, indebtedness, commitment, guaranty, and other item constituting a liability under US GAAP, whether direct or indirect, absolute, accrued, contingent, or otherwise, and whether due or to become due (each, a "Liability") of any nature whatsoever except for (a) Liabilities reflected or reserved against in the balance sheet as of May 31, 2002 (the "Balance Sheet"), or (b) Liabilities and obligations incurred by the Company and not required by US GAAP to be set forth in the Balance Sheet for the appropriate period, or (c) Liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Balance Sheet.

         3.20 Disclosure. In connection with the purchase of the Common Stock by Buyer as contemplated hereby, the Company and Seller have disclosed to Buyer all material facts and information concerning the Company, its Condition and the Common Stock, and have not made any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements contained herein not misleading. There is no fact or circumstance which has, or is reasonably likely to have, an adverse effect on the Company which has not been disclosed herein.

         4. Representations, Warranties and Agreements of Buyer. Buyer, hereby represents and warrants to, and agrees with Seller, except as set forth on the Schedule of Exceptions furnished to Seller and attached hereto as Schedule 4, specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

         4.1 Organization, Good Standing and Qualification. Buyer, is a corporation duly organized, validly existing and in good standing under the laws of the State of ___________. Buyer has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. Buyer has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby. Buyer is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify could have a material adverse effect on its Condition.

         4.2 Capitalization. The authorized capital stock of Buyer consists of and upon the consummation of the Closing shall consist of 100,000,000 shares of common stock, $.001 par value per share, of which currently 1,800,000 are issued and outstanding. All of the issued shares are fully paid and non-assessable. Except as set forth in Part 4.2 of Schedule 4, Buyer does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock. There are no agreements among the shareholders of Buyer with respect to the voting or transfer of the capital stock or to change control of Buyer and none of its shareholders has preemptive rights. Schedule 4 hereto includes a complete and correct list as of immediately prior to the Closing, of the name of each of Buyer's shareholders and the number of shares of stock owned by such shareholder. The Buyer Shares are, and at the Closing will be, free and clear, from any Liens. Except as set forth in part 3.2 of Schedule 4, there is not outstanding any security, option, warrant, right, agreement, understanding or commitment of any kind entitling any person or entity to acquire any of the Buyer Shares. The Buyer Shares have not been registered with the SEC or any state regulatory authority and no such registration is required.

         4.3 Authority; Execution and Delivery; Requisite Consents, Nonviolation. Buyer has, and at the Closing will have, all requisite power and authority to execute, deliver and perform this Agreement and each other document or instrument executed by it, or any of its officers, in connection herewith or therewith or pursuant hereto or thereto and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement is duly executed and delivered by Buyer and is the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity. The execution, delivery and performance of this Agreement, the consummation by Buyer of the transactions contemplated hereby and thereby (including, without limitation, the offer, sale and delivery by Buyer of the Buyer Shares) will not (a) require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any Governmental Authority or any other Person; (b) contravene (i) any requirement of law to which it is subject, including the securities laws of any jurisdiction or the rules or regulations of any governmental entity or self regulatory body nor (ii) any judgment, decree, franchise, order or demand applicable to it (c) conflict or be inconsistent with or result in any breach of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of its properties or assets pursuant to the terms of any indenture, mortgage, deed of trust agreement or other instrument to which it is a party or bound or to which it may be subject or violate any provision of its organization documents. Buyer is not in default with respect to any applicable statute, rules, writ, injunction, decree, order or regulation of any governmental authority having jurisdiction over it which is likely to adversely affect its ability to perform its obligations hereunder and entering into this Agreement will not violate any of them.

         4.4 SEC Filings. Financial Statements. Buyer has filed for the last twelve (12) months all reports required to be filed by it with the SEC (collectively, the "Buyer SEC Reports"). As of the respective dates they became effective, Buyer SEC Reports which were filed pursuant to the Securities Act and as of the respective dates of filing of the last applicable amendment thereto, Buyer SEC Reports which were filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the best knowledge of Buyer, the financial statements of Buyer included in Buyer SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and fairly present the consolidated financial position of Buyer as at the dates thereof and the results of operations and cash flows for the periods then ended, except that in the case of the unaudited financial statements included in any form 10-Q, the presentation and disclosure conform with the applicable rules of the Exchange Act and are subject to year-end adjustments.

         4.5 No Brokers or Finders. Buyer has not and will not enter into any agreement pursuant to which the Company or Seller will be liable, as a result of the transactions contemplated by this Agreement, for any claim of any person for any commission, fee or other compensation as finder or broker.

         Nothing contained in this Section 4 shall in any respect limit or modify the representations, warranties and agreements of Seller in Section 3 of this Agreement or the right of Buyer to rely thereon.

         5. Conditions of Buyer's Obligations at Closing.
            --------------------------------------------

         The obligation of Buyer to purchase the Common Stock to be purchased by it at the Closing is subject to the fulfillment, to Buyer's satisfaction, prior to or at the Closing, of each of the following conditions:

         5.1 Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

         5.2 Performance. Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by him prior to or at the Closing.

         5.3 Stock Certificates, Etc. At the Closing, Seller shall have tendered to Buyer a certificate representing the Common Stock, together with a stock power, in accordance with Section 1 hereof. The certificate delivered by Seller shall be in form and substance satisfactory to Buyer and sufficient to transfer to and vest in Buyer good and valid title to the Common Stock, free and clear of any Lien.

         5.4 No Material Adverse Change. There shall not have occurred any material adverse change in the Condition of the Company since the date hereof.

         5.5 Consents. Seller shall have obtained all consents, approvals or waivers from Governmental Authorities and third Persons necessary for the execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby, all without material cost or other adverse consequences to the Company.

         5.6 No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

         5.7 Compliance Certificate. Buyer shall have received certificates dated as of the day of the Closing certifying that the conditions specified in
Section 5 have been fulfilled.

         5.8 Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions, including but not limited to the Schedules and Exhibits to this Agreement, shall be satisfactory in substance and form to Buyer and its counsel, and Buyer shall have received all such counterpart originals or certified or other copies of such documents as Buyer may reasonably request.

         5.9 Employment Agreements. If elected by Buyer, any person providing consulting services or being employed by the Company as described in Part 3.10 of Schedule 2 shall have executed employment agreements containing, without limitation, provisions with regard to non-competition, non-solicitation, and inventions, in each case in form and substance satisfactory to Buyer.

         5.10 Due Dilligence Review. Buyer shall have completed, satisfactory to Buyer, due diligence of the Company.

         5.11 Stock Re-Purchase Agreement. Buyer shall have entered into a share re-purchase agreement, the form of which is attached as Exhibit B.

         6. Conditions of Seller's Obligations at Closing. The obligations of Seller to Buyer under this Agreement are subject to the fulfillment, to Seller 's satisfaction, prior to or at the Closing, of each of the following conditions:

         6.1 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

         6.2 Performance. Buyer shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         6.3 Payment of the Common Stock. At the Closing, Buyer shall have tendered to Seller a certificate representing the Buyer Shares in accordance with Section 1 hereof. The certificate delivered by Buyer shall be in form and substance satisfactory to Seller and sufficient to transfer to and to vest in Seller good and valid title to the Buyer Shares, free and clear of any Lien.

         6.4 No Material Adverse Change. There shall not have occurred any material adverse change in the Condition of Buyer since the date hereof.

         6.5 No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

         6.6 Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Seller and their counsel, and Seller shall have received all such counterpart originals or certified or other copies of such documents as he may reasonably request.

         6.7 Compliance Certificate. Seller shall have received certificates dated as of the day of the Closing executed by Buyer certifying that the conditions specified in Sections 6.1, 6.2, 6.4 and 6.5 have been fulfilled.

         6.8 Private Equity Facility. Buyer shall have signed agreements for the provision of a private equity financing facility in the amount of $30,000,000 from Prima Capital Growth Fund LLC (the "Private Equity Line").

         7. Registration Rights.
            -------------------

         7.1  Request for Registration.
              ------------------------

                  (a) If at any time after the earlier of (i) the one year anniversary of the Closing Date or, (ii) the six month anniversary of a Qualified Offering as defined below (the "Qualified Offering"), Buyer shall receive a written request (the "Request") sent by Seller that Buyer files a registration statement under the Securities Act to effect any registration, qualification or compliance with respect to all or part of the Buyer Shares (the "Registrable Securities") representing not less than 5% of the outstanding stock of Buyer on a fully diluted basis and provided that at such time the Request is made (A) Buyer has raised $75,000,000 of equity in addition to the $30,000,000 available under the Private Equity Line and (B) Buyer has a market capitalization of at least $200,000,000, then Buyer shall, as expeditiously as practicable, and in any event within one hundred and twenty (120) days of the receipt of such Request, use its best efforts to effect a registration statement under the Securities Act with respect to all Registrable Securities which Seller request to be registered. For purpose of this Agreement, a Qualified Offering shall mean an underwritten public offering of shares of Buyer's common stock, in which the net proceeds to Buyer are not less than $75,000,000.

                  (b) If Seller intends to distribute the Registrable Securities covered by his request by means of an underwriting, Seller shall so advise Buyer as a part of his Request. Buyer shall select the managing underwriter or underwriters in such underwriting. Seller proposes to distribute his securities through such underwriting and shall (together with Buyer as provided herein) enter into an underwriting agreement in customary form with the underwriter or underwriters so selected for such underwriting. If the underwriter advises that marketing factors require a limitation of the number of shares to be underwritten, the number of shares of Registrable Securities that may be included in the underwriting shall be reduced as advised by the underwriters.

                  (c) Buyer shall be obligated to effect only two (2) registrations pursuant to a Request under this Section 7.1 (an offering which is not consummated shall not be counted for this purpose); provided that (i) Buyer shall not be obligated to effect the second registration Request if it is done within 180 days or less from the first requested offering; (ii) Buyer shall not be obligated to effect any registration which is requested within 180 days or less from a registration made by Buyer as described in Section 7.2.

                  (d) Notwithstanding the foregoing, if Buyer shall furnish to Seller a certificate signed by the President or Chief Executive Officer of Buyer stating that in the good faith judgment of the Board of Directors of Buyer, it would be seriously detrimental to Buyer for such registration statement to be filed by reason of a material pending transaction and it is therefore essential to defer the filing of such registration statement, Buyer shall have the right to defer such filing for a period of not more than one (1) year after receipt of the Request

         7.2 Buyer Registration. If (but without any obligation to do so) Buyer proposes to register any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash other than a registration on Form S-8 (or similar or successor form) relating solely to the sale of securities to participants in a Buyer stock plan or to other compensatory arrangements to the extent includable on Form S-8 (or similar or successor form), or a registration on Form S-4 (or similar or successor form) except for shares registered under the Private Equity Line, Buyer shall, at such time, promptly give Seller written notice of such registration. Upon the written request of Seller given within twenty (20) days after mailing of such notice by Buyer, Buyer shall, subject to the provisions of Section 7.5, use its best efforts to cause to be registered under the Securities Act all Buyer Shares that Seller has requested to be registered. Buyer shall have no obligation under this
Section 7.2 to make any offering of its securities, or to complete an offering of its securities that it proposes to make. Seller may exercise the rights described in this Section 7.2 an unlimited number of times.

         7.3 Conditions Precedent. It shall be a condition precedent to the obligations of Buyer to take any action pursuant to this Agreement with respect to this Section that Seller furnishes to Buyer such information regarding himself, the Registrable Securities held by him, and the intended method of disposition of such securities as shall be required to effect the registration of such Seller's Registrable Securities. If any registration statement or comparable statement under the Securities Act refers to Seller, by name or otherwise, as the holder of any securities of Buyer then, unless counsel to Buyer advises Buyer that the Securities Act requires that such reference be included in any such statement, Seller shall have the right to require the deletion of such reference to himself.

         7.4 Expenses of Registration. All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 7.1 and 7.2, including without limitation all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for Buyer, and the reasonable fees and disbursements of one counsel (selected by the Initiating Holder) shall be borne by Seller.

         7.5 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by Buyer, Buyer shall not be required under Section 7.2 to include any Seller's securities in such underwriting unless Seller accepts the terms of the underwriting as agreed upon between Buyer and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, exceed the largest number of securities requested to be included in such offering which can be sold without having an adverse effect on such offering by Buyer. If the total number of securities, including Registrable Securities, requested by Seller to be included in such offering (or in any other offering in which Seller shall have the right to include Registrable Securities pursuant to this Section 7) exceeds the largest number of securities that the underwriters reasonably believe can be sold without having an adverse effect on such offering, then Buyer shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not have an adverse effect on such offering, and the number of shares that may be included in the underwriting shall be allocated as follows: (i) first, that number of shares sought to be registered by Buyer, and (ii) second, that number of shares sought to be registered by Seller, in proportion (as nearly as practicable) to the amount of the Registrable Securities held by Seller.

         7.6 "Market Stand-Off" Agreement. Seller hereby agrees that, during the period of ninety (90) days following the effective date of a registration statement of Buyer filed under the Securities Act in connection with an underwritten offering, he shall not, if requested by Buyer and such underwriter, sell or otherwise transfer or dispose of (other than to donees, affiliates or partners who agree to be similarly bound) any Buyer Shares held by him except Buyer Shares included in such registration.

         7.7  Indemnification.
              ---------------

         In the event any Registrable Securities are included in a registration statement under this Section 7:

                  (a) Buyer will indemnify and hold harmless Seller, legal counsel and accountants for Seller, any underwriter (as defined in the Securities Act) for Seller and each person, if any, who controls such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Buyer of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws; and Buyer will reimburse Seller, the underwriter or its controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 7.7 (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Buyer (which consent shall not be unreasonably withheld), nor shall Buyer be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Seller, the underwriter or the controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any of Seller or underwriter, or any person controlling such underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if Buyer shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of Seller or the underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                  (b) Seller will indemnify and hold harmless Buyer, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Buyer within the meaning of the Securities Act, legal counsel and accountants for Buyer, any underwriter and any controlling person of such underwriter, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Seller expressly for use in connection with such registration; and Seller will reimburse any person intended to be indemnified pursuant to this subsection, for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 7.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Seller (which consent shall not be unreasonably withheld).

                  (c) Promptly after receipt by an indemnified party under this
Section 7.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and full release from all liability in respect of such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

                  (d) If the indemnification provided for in this Section 7.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 7.7, no indemnified party shall be required, pursuant to this Section 7.7, to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of securities in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate

                  (f) The obligations of Buyer and Seller under this Section 6.7 shall survive (i) the completion of any offering of Registrable Securities in a registration statement under this Section 7.7, (ii) any investigation made by or on behalf of any indemnified party or by or on behalf of Buyer, and (iii) the consummation of the sale or successive resale of the Registrable Securities.

         8.   Miscellaneous.
              -------------

         8.1  Indemnification

                  (a) Indemnification by Seller. From and after the Closing, Seller agrees to indemnify, defend and save Buyer, and each of its officers, directors, employees, agents, affiliates and subsidiaries (each, a "Buyer Indemnified Party"), harmless from and against, and to promptly pay to an Buyer Indemnified Party or reimburse an Buyer Indemnified Party for, any and all liabilities, losses, costs, expenses, interest and fines (including reasonable fees and expenses of attorneys, accountants and other experts incurred by any Buyer Indemnified Party in any action or proceeding between such indemnified party and the indemnitor or between any indemnified party and any third party or otherwise) (individually a "Loss" and collectively, the "Losses") sustained or incurred by any Buyer Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any breach of a representation or warranty made herein by Seller or breach or failure to observe or perform any of the covenants or agreements made by him and contained in this Agreement.

                  (b) Indemnification by Buyer. From and after the Closing, Buyer agrees to indemnify, defend and save Seller harmless from and against, and to promptly pay to Seller or reimburse him for, any and all Losses sustained or incurred by Seller relating to, resulting from, arising out of or otherwise by virtue of any breach of a representation or warranty made herein by Buyer or the covenants or agreements of Buyer contained in this Agreement.

                  (c) Procedure for Indemnification. The following procedure shall apply to the foregoing agreements to indemnify and hold harmless:

                           (i) The party who is seeking indemnification (the
"Claimant") shall give written notice to the party from whom indemnification is sought (the "Indemnitor") promptly after the Claimant learns of the claim or proceeding, provided that the failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it is actually damaged thereby.

                           (ii) With respect to any third-party claims or
proceedings as to which the Claimant is entitled to indemnification after satisfaction of any applicable Basket, as defined below, the Indemnitor shall have the right to select and employ counsel of its own choosing to defend against any such claim or proceeding, to assume control of the defense of such claim or proceeding, and to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor. No settlement, compromise or disposition shall be made without the prior consent of the Claimant, which consent shall not be unreasonably withheld; provided, however, no consent need be given if there is not a general release given to the Claimant or if any injunctive relief is imposed on the Claimant. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. The Claimant may elect to participate in the defense of any such third party claim, and may, at its sole expense, retain separate counsel in connection therewith. Subject to the foregoing the Claimant shall not settle or compromise any such third party claim without the prior consent of the Indemnitor, which consent shall not be unreasonably withheld.

                  (d) Limitation on Indemnification Rights.
                      ------------------------------------

                           i. It is understood and agreed that no claim for
recovery of indemnifiable damages may be asserted based on a representation, warranty or applicable portion thereof set forth in this Agreement after it has been extinguished in accordance with Section 8.1 (d) (2) hereof, except as to any matters with respect to which a bona fide written claim shall have been made or an action at law or in equity shall have commenced before such date, in which event survival shall continue (but only with respect to and to the extent of, such claim or action) until the final resolution of such claim or action, including all applicable periods of appeal.

                           ii. Notwithstanding any other provision of this
Agreement, neither party shall be entitled to indemnification from the other under the provisions of this Section 7.1 until the aggregate of any and all Losses suffered by Buyer Indemnified Parties or by Seller exceeds the sum of $50,000 (the "Basket"), whereupon the Buyer Indemnified Parties or Seller shall thereafter be entitled to indemnification for all Losses suffered by them which arise under the provisions of Section 7.1 (a) on a dollar-for-dollar basis (other than the above-described one-time $50,000 deductible) as they occur; provided that such requirement of an aggregate of $50,000 of Losses shall not apply to Losses in the case of fraud or for breach of the representations in
Section 2, Sections 3.1, 3.2, 3.3, 3.4, 3.9, 3.13, 3.20 and Sections 4.1, 4.2
and 4.3.

                  (e) Remedy for Damages. The indemnification obligations of the parties set forth in this Section 8.1 shall not constitute the sole and exclusive remedies of the parties for the recovery of money damages with respect to any and all matters arising out of this Agreement. Notwithstanding the foregoing, the terms of this Section 8.1 shall not be construed as limiting in any way whatsoever any remedy to which any party may be entitled other than the recovery of money damages, including but not limited to equitable remedies, specific performance, injunctive relief and rescission.

         8.2 Survival. All representations, warranties, covenants and agreements contained in or made pursuant to this Agreement or contained in any certificate delivered pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party hereto, and shall survive the transfer and payment for the Common Stock and the consummation of the transactions contemplated hereby for a period of 12 months, unless a claim is made prior thereto.

         8.3 Assignment. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any assignees or successors shall take any such assignment(s) subject to all obligations of the assigning or original party and subject to any and all defenses. Nothing herein shall relieve an assigning party of its obligations under this Agreement.

         8.4 Amendment; Waiver. Any term, covenant, agreement or condition of this Agreement may be amended, and compliance therewith may be waived (either generally or in a particular circumstance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by Seller and Buyer. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each of Seller and Buyer.

         8.5 Governing Law. This agreement shall be governed by and construed and enforced in accordance with, the laws of the State of Florida, without regard to conflicts of law principles. Any disputes with respect to the interpretation of this Agreement or the rights and obligations of the parties hereto shall be exclusively brought in the South Palm Beach Court for Florida or if such court lacks subject matter jurisdiction, in the U. S. District Court for the Southern District of Florida. Each of the parties waives any right to object to the jurisdiction or venue of either of such Courts or to claim that such Courts are an inconvenient forum.

         8.6 Exchange of Buyer Shares. It is intended that after the effect of the transactions described herein which Buyer intends to enter into with the Company's shareholders (collectively with Seller, the "Group"), the Group will, in the aggregate, own 83% of the equity interest of Buyer and the current shareholders of Buyer will own the remaining 17% of the equity interest of Buyer; provided that such capital structure is subject to dilution by reason of the issuance of warrants to purchase 551,765 shares of registered common stock at $3.50 per share. The total capital stock issued and outstanding of Buyer would be approximately 10,800,000 shares and warrants to purchase an additional 551,765 capital shares after all the Company shares are exchanged.

         8.7 Amendment; Waiver. Any term, covenant, agreement or condition of this Agreement may be amended, and compliance therewith may be waived (either generally or in a particular circumstance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by Seller and Buyer. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each of Seller and Buyer.

         8.8 Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (x) on the date of delivery, if delivered personally or by telecopier, receipt confirmed, (y) on the second following business day, if delivered by a recognized overnight courier service, or (z) seven days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the following address (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):

                  (i)      If to Buyer, to it at the following address:

                                    Ponca Acquisition Corporation
                                    1800 North Hill Avenue
                                    Willow Grove, PA.
                                    Tel:    (202) 387-5400
                                    Attention:  President

                   (ii)    If to Seller, to them at the following address:


         8.9 Integration, Exhibits. This Agreement and the documents referred to herein or delivered pursuant hereto or pursuant to such documents, including all exhibits and schedules, contain the entire understanding of the parties with respect to their subject matter and supersede all prior agreements and understandings between the parties with respect to their subject matter. It is understood that the Schedules and Exhibits referred in this Agreement are not attached to this Agreement concurrently with its signature thereof, and as provided in Section 4.8 hereof, it is a condition for Buyer to close the transactions described in this Agreement to have received the Schedules and Exhibits in a satisfactory form for Buyer.

         8.10 Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         8.11 Descriptive Headings. The section and other headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

         8.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.



               THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.





                                    -------------------------------------------

                                    PONCA ACQUISITION CORPORATION.

                                    By:     Henry J Boucher, Jr.
                                    Title:  President



                                    SELLER:



                                    --------------------------------------------

                                  SCHEDULE LIST
                                  -------------


Schedule 2            Schedule of Exceptions for Seller as to the Individual

Schedule 3            Schedule of Exception for the Company.

Schedule 4            Schedule of Exceptions for Buyer


                                    EXHIBITS

A.       Seller Information

B.       Form of Share Re-Purchase Agreement.

                                   SCHEDULE 4
                                   ----------

                        SCHEDULE OF EXCEPTIONS FOR SELLER

                                   ----------

                   NAMES OF SHAREHOLDERS AND HOLDERS OF SHARES



--------------------------------------------- ----------------------- ------------------- -------------------
                                                                                            Percentage of
                Shareholder                      Cert. Number(s)         # of Shares         Total Shares
--------------------------------------------- ----------------------- ------------------- -------------------
Paul F. Boucher                                                              500                33.34
--------------------------------------------- ----------------------- ------------------- -------------------
Forrest                                                                      500                33.33
--------------------------------------------- ----------------------- ------------------- -------------------
Gray                                                                         500                33.33
--------------------------------------------- ----------------------- ------------------- -------------------

--------------------------------------------- ----------------------- ------------------- -------------------

--------------------------------------------- ----------------------- ------------------- -------------------

--------------------------------------------- ----------------------- ------------------- -------------------

--------------------------------------------- ----------------------- ------------------- -------------------

--------------------------------------------- ----------------------- ------------------- -------------------

                                   SCHEDULE 5

                        SCHEDULE OF EXCEPTIONS FOR BUYER

                                    EXHIBIT A

Number of shares of Company common stock owned by Seller:  500

Percentage of shares outstanding of the Company owned by Seller: 33.33%

Number of shares of Buyer common stock to be received by the Seller: 3,000,000

                                   EXHIBIT B.

                          SHARE RE-PURCHASE AGREEMENT.

                              REPURCHASE AGREEMENT

This Repurchase Agreement ("Agreement") his made and entered into this ________ of ______, 2002 by and ____________, an individual whose address is __________
("Shareholder") and Ponca Acquisition Corporation (the "Company"). (Individually each a "Party" and together, the "Parties").

                                                     RECITALS

A. The Parties have entered into a Stock Purchase Agreement of even date.

B. The Parties wish to provide for a repurchase Company shares ("Shares") of Common Stock from the Shareholder by the Company, pursuant to the terms and conditions described in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which each hereby acknowledges, the Parties Agreement as follows:

1. Repurchase of Company Shares. Subject to the provisions of Sections 2, 3 and 4 of this Agreement, the Shareholder may, in his sole discretion, but provided that such repurchase may occur only two (2) times in any one year period and such repurchase rights are non-cumulative:

         a. At any time commencing on _________, 2003 and continuing through _____, 2004, sell up to the lesser of the (i) "Maximum Put Amount", as defined in Section 4 below, and (ii) twenty five thousand (25,000) Company Shares to the Company as the Repurchase Price defined in Section 3 below; and

         b. At any time commencing on _________, 2004 and continuing through _____, 2005, sell up to the lesser of (i) the Maximum Put Amount and (ii) fifty thousand (50,000) Company Shares to the Company as the Repurchase Price defined in Section 3 below; and

         c. At any time commencing on _________, 2005 and continuing through _____, 2006, sell up to the lesser of (i) the Maximum Put Amount and (ii) seventy-five thousand (75,000) Company Shares to the Company as the Repurchase Price defined in Section 3 below; and

2. Purchase Price. For purposes of this Agreement, the "Repurchase Price shall mean: For each mean any day during which the New York Stock Exchange shall be open for business ("Trading Day") during a Valuation Period (or such other date on which the Repurchase Price is calculated in accordance with the terms and conditions of this Agreement) the Repurchase Price shall be 87.5% of the shall mean the daily volume weighted average price of the Common Stock on the market or exchange on which the Company Shares are traded using the AQR function (the "VWAP").

3. Conditions to Closing. The Company Shares shall be trading on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market System, the NASDAQ SmallCap, the Over the Counter Bulletin Board or the "Pink Sheets" (the "Principal Market")

4. Maximum Put Amount by Shareholder. Notwithstanding anything to the contrary contained in this Agreement, the "Maximum Put Amount" shall mean the least of
(i) fifteen percent (15%) of the shall be the price based on the VWAP ("Average Daily Price") for each of the twenty (20) Trading Days immediately preceding the Repurchase Notice Date multiplied by the reported daily trading volume of the Common Stock on the Principal Market for the twenty-two Trading Days immediately preceding the Repurchase Notice Date, (ii) the maximum amount of Common Stock that may be issued without the approval of the Company's Shareholders according to the rules and regulations of the Principal Market.

5. Procedures to Closing.

         a. The Shareholder may deliver a Repurchase Notice to the Company, subject to the conditions in this Agreement, which shall state the commencement date of the Valuation Period, which may not be prior to the delivery of the Repurchase Notice.

         b. An Optional Purchase Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day. No Repurchase Notice may be deemed delivered on a day that is not a Trading Day.

         c. The Purchase Price shall be based on the Average Daily Price on each separate Trading Day during the Valuation Period.

         d. The closing for the sale of the Repurchase Shares shall occur on or before five (5) business days following the Valuation Period.

6. Survival. All representations, warranties, covenants and agreements contained in or made pursuant to this Agreement or contained in any certificate delivered pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party hereto, and shall survive the transfer and payment for the Common Stock and the consummation of the transactions contemplated hereby for a period of 12 months, unless a claim is made prior thereto.

7. Assignment. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any assignees or successors shall take any such assignment(s) subject to all obligations of the assigning or original party and subject to any and all defenses. Nothing herein shall relieve an assigning party of its obligations under this Agreement.

8. Amendment; Waiver. Any term, covenant, agreement or condition of this Agreement may be amended, and compliance therewith may be waived (either generally or in a particular circumstance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by Seller and Buyer. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each of Seller and Buyer.

9. Governing Law. This agreement shall be governed by and construed and enforced in accordance with, the laws of the State of Florida, without regard to conflicts of law principles. Any disputes with respect to the interpretation of this Agreement or the rights and obligations of the parties hereto shall be exclusively brought in the Southern U.S. District Court for Florida or if such court lacks subject matter jurisdiction, in the Court for Palm Beach County. Each of the parties waives any right to object to the jurisdiction or venue of either of such Courts or to claim that such Courts are an inconvenient forum.

10. Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (x) on the date of delivery, if delivered personally or by telecopier, receipt confirmed, (y) on the second following business day, if delivered by a recognized overnight courier service, or (z) seven days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the following address (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):

                  (i)      If to Buyer, to it at the following address:

                                    Ponca Acquisition Corporation
                                    1800 North Hill Avenue
                                    Willow Grove, PA.
                                    Tel:    (202) 387-5400
                                    Attention:  President

                   (ii)    If to Seller, to them at the following address:


11. Integration. Exhibits. This Agreement and the documents referred to herein or delivered pursuant hereto or pursuant to such documents, including all exhibits and schedules, contain the entire understanding of the parties with respect to their subject matter and supersede all prior agreements and understandings between the parties with respect to their subject matter. It is understood that the Schedules and Exhibits referred in this Agreement are not attached to this Agreement concurrently with its signature thereof, and as provided in Section 4.8 hereof, it is a condition for Buyer to close the transactions described in this Agreement to have received the Schedules and Exhibits in a satisfactory form for Buyer.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.





                                    -------------------------------------------

                                    PONCA ACQUISITION CORPORATION.

                                    By:     Henry J Boucher, Jr.
                                    Title:  President



                                    SELLER:



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